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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-3 of our report dated October 25, 2001 relating to the consolidated financial statements of Tier Technologies, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PriceWaterhouseCoopers LLP
San Jose, California
November 29, 2001

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CONSENT OF INDEPENDENT ACCOUNTANTS